Exhibit (g)(4)

Appendix A

To

Custody & Investment Accounting Agreement

Dated 01/01/2000

Amended 11/6/2015

List of Funds of PIMCO Funds

Fund	PIMCO Account #	State Street Account #
PIMCO All Asset All Authority Fund	791	PX2A
PIMCO All Asset Fund	736	PC2Y
PIMCO California Intermediate Municipal Bond Fund	743	PC2D
PIMCO California Municipal Bond Fund	4175	PP2A
PIMCO California Short Duration Municipal Income Fund	773	PX2Q
PIMCO Capital Securities and Financials Fund	10706	PP2I
PIMCO CommoditiesPLUS® Strategy Fund	4702	PP1J
PIMCO CommodityRealReturn Strategy Fund®	731	PC2X
PIMCO Credit Absolute Return Fund	4081	PP1X
PIMCO Diversified Income Fund	744	PX2D
PIMCO Emerging Local Bond Fund	739	PX2X
PIMCO Emerging Markets Bond Fund	771	PC2J
PIMCO Emerging Markets Corporate Bond Fund	709	PP1A
PIMCO Emerging Markets Currency Fund	708	PX2L
PIMCO Emerging Markets Full Spectrum Fund	3719	PP2G
PIMCO Extended Duration Fund	738	PX2V
PIMCO Floating Income Fund	724	PX2B
PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)	770	PC1N
PIMCO Foreign Bond Fund (Unhedged)	719	PX2N
PIMCO Global Advantage® Strategy Bond Fund	749	PPF4
PIMCO Global Bond Fund (U.S. Dollar-Hedged)	785	PC2A
PIMCO Global Bond Fund (Unhedged)	775	PC1M
PIMCO Global Multi-Asset Fund	758	PX3A
PIMCO GNMA Fund	721	PC2I
PIMCO Government Money Market Fund	799	PPF6
PIMCO High Yield Fund	705	PC1L
PIMCO High Yield Municipal Bond Fund	763	PX2P
PIMCO High Yield Spectrum Fund	4720	PP1P
PIMCO Income Fund	766	PX2C
PIMCO Inflation Response Multi-Asset Fund	4082	PP1Y
PIMCO Investment Grade Corporate Bond Fund	707	PC2R
PIMCO Long Duration Total Return Fund	713	PX2U
PIMCO Long-Term Credit Fund	769	PPF9
PIMCO Long-Term U.S. Government Fund	710	PC1F
PIMCO Low Duration Fund	720	PC1D
PIMCO Low Duration Fund II	750	PC1I
PIMCO Low Duration Fund III	723	PC2D
PIMCO Moderate Duration Fund	745	PC2E
PIMCO Money Market Fund	725	FA1A

PIMCO Mortgage Opportunities Fund	3938	PP2K
PIMCO Mortgage-Backed Securities Fund	701	PC2H
PIMCO Multi-Strategy Alternative Fund	14858	PX3G
PIMCO Municipal Bond Fund	703	PC2L
PIMCO National Intermediate Municipal Bond Fund	4176	PP2B
PIMCO New York Municipal Bond Fund	753	PC2P
PIMCO RAE Fundamental Advantage PLUS Fund	4716	PPF2
PIMCO RAE Fundamental PLUS EMG Fund	4718	PPF5
PIMCO RAE Fundamental PLUS Fund	729	PX2H
PIMCO RAE Fundamental PLUS International Fund	4197	PP1W
PIMCO RAE Fundamental PLUS Small Fund	4196	PP1S
PIMCO RAE Low Volatility PLUS EMG Fund	483	PP2N
PIMCO RAE Low Volatility PLUS Fund	485	PP2P
PIMCO RAE Low Volatility PLUS International Fund	484	PP2O
PIMCO RAE Worldwide Fundamental Advantage PLUS Fund	4116	PP2F
PIMCO RAE Worldwide Long/Short PLUS Fund	4325	PP2Q
PIMCO Real Return Asset Fund	793	PC2V
PIMCO Real Return Fund	795	PC2F
PIMCO Real Return Limited Duration Fund	10795	PP2R
PIMCO RealEstateRealReturn Strategy Fund	788	PX2R
PIMCO RealPathTM 2020 Fund	4712	PPR2
PIMCO RealPathTM 2025 Fund	4071	PPR7
PIMCO RealPathTM 2030 Fund	4713	PPR3
PIMCO RealPathTM 2035 Fund	4072	PPR8
PIMCO RealPathTM 2040 Fund	4714	PPR4
PIMCO RealPathTM 2045 Fund	4073	PPR9
PIMCO RealPathTM 2050 Fund	4715	PPR5
PIMCO RealPathTM 2055 Fund	4075	PPU1
PIMCO RealPathTM Income Fund	4711	PPR1
PIMCO Senior Floating Rate Fund	4080	PP1Q
PIMCO Short Asset Investment Fund	6740	PP1Z
PIMCO Short Duration Municipal Income Fund	733	PC2N
PIMCO Short-Term Fund	740	PC1B
PIMCO StocksPLUS® Fund	715	PC1G
PIMCO StocksPLUS® International Fund (Unhedged)	774	PX2W
PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)	786	PX2I
PIMCO StocksPLUS® Long Duration Fund	711	PX2M
PIMCO StocksPLUS® Absolute Return Fund	734	PC2Z
PIMCO StocksPLUS® Short Fund	726	PX2S
PIMCO StocksPLUS® Small Fund	751	PX2O
PIMCO Total Return Fund	700	PC1E
PIMCO Total Return Fund II	735	FA1B
PIMCO Total Return Fund III	790	PC1H
PIMCO Total Return Fund IV	7700	PP1R
PIMCO TRENDS Managed Futures Strategy Fund	10789	PP2H
PIMCO Unconstrained Bond Fund	748	PPF3
PIMCO Unconstrained Tax Managed Bond Fund	777	PPF8

List of Funds of PIMCO Funds (Private Account Portfolio Series)

Fund	PIMCO Account #	State Street Account #
PIMCO Asset-Backed Securities Portfolio	732	PC3Q
PIMCO Emerging Markets Portfolio	781	PC2G
PIMCO High Yield Portfolio	706	PC3H
PIMCO International Portfolio	780	PC1O
PIMCO Investment Grade Corporate Portfolio	702	PC3N
PIMCO Long Duration Corporate Bond Portfolio	759	PPA5
PIMCO Low Duration Portfolio	4052	PC3U
PIMCO Moderate Duration Portfolio	4053	PC3V
PIMCO Mortgage Portfolio	722	PC3F
PIMCO Municipal Sector Portfolio	704	PC3O
PIMCO Real Return Portfolio	792	PC3M
PIMCO Senior Floating Rate Portfolio	4051	PC3Z
PIMCO Short-Term Floating NAV Portfolio II	776	PC3S
PIMCO Short-Term Floating NAV Portfolio III	3376	PG3A
PIMCO Short-Term Portfolio	742	PC3A
PIMCO U.S. Government Sector Portfolio	712	PC3D

List of Funds of PIMCO Equity Series

Fund	PIMCO Account #	State Street Account #
PIMCO Balanced Income Fund	4141	PPEP
PIMCO Dividend and Income Builder Fund	4121	PPEN
PIMCO EqS® Long/Short™ Fund	4975	PPEO
PIMCO Global Dividend Fund	4120	PPEH
PIMCO International Dividend Fund	4321	PPER
PIMCO RAE Fundamental Emerging Markets Fund	15662
PIMCO RAE Fundamental Global Fund	15664
PIMCO RAE Fundamental Global ex-US Fund	15665
PIMCO RAE Fundamental International Fund	15663
PIMCO RAE Fundamental US Fund	15661
PIMCO RAE Fundamental US Small Fund	15666
PIMCO RealPathTM Blend Income Fund	4330	PPEI
PIMCO RealPathTM Blend 2020 Fund	4331	PPE1
PIMCO RealPathTM Blend 2025 Fund	4332	PPE2
PIMCO RealPathTM Blend 2030 Fund	4333	PPE3
PIMCO RealPathTM Blend 2035 Fund	4334	PPE4
PIMCO RealPathTM Blend 2040 Fund	4335	PPE5
PIMCO RealPathTM Blend 2045 Fund	4336	PPE6
PIMCO RealPathTM Blend 2050 Fund	4337	PPE7
PIMCO RealPathTM Blend 2055 Fund	4338	PPE8
PIMCO U.S. Dividend Fund	4320	PPEQ

PIMCO FUNDS TRUST PIMCO EQUITY SERIES TRUST

By:	/s/ Henrik P. Larsen
Name:	Henrik P. Larsen
Title:	Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Brock M. Hill
Name:	Brock M. Hill
Title:	Senior Vice President, Duly Authorized
Effective Date:	November 10, 2015